Exhibit 99.Be.(iv)

THIRD AMENDMENT TO AMENDED AND RESTATED

PRINCIPAL UNDERWRITING AGREEMENT

Pursuant to the Amended and Restated Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and Hartford Series Fund, Inc. dated August 28, 2002 (the “Agreement”), the following funds (the “Funds”) are hereby included in the definition of Portfolio. All provisions in the Agreement shall apply to the management of the Funds.

Fund
American Funds Asset Allocation HLS Fund
American Funds Blue Chip Income & Growth HLS Fund
American Funds Bond HLS Fund
American Funds Global Bond HLS Fund
American Funds Global Growth & Income HLS Fund
American Funds Global Growth HLS Fund
American Funds Global Small Capitalization HLS Fund
American Funds Growth HLS Fund
American Funds Growth-Income HLS Fund
American Funds International HLS Fund
American Funds New World HLS Fund

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of the 1st day of May 2008.

HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

By:	/s/ Robert Arena
Robert Arena
Director, Senior Vice President/Business Line
Principal

HARTFORD SERIES FUND, INC.
on behalf of:

By:	/s/ Robert Arena
Robert Arena
Vice President

HSF, Inc